OMB APPROVAL
OMB Number:   3235-0060
Expires:    March 31, 2008
Estimated average burden
hours per response …28.0

UNITED STATES SECURITIESANDEXCHANGECOMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) _____                 July 16, 2007

                                                                                                  BIG SKY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Ste 6, 8 Shepherd Market, Mayfair, London,		W1J 7JY
(Address of principal executive offices)		(Zip Code)

403.234.8885
Registrant’s telephone number, including area code

UK50, 440 - 2 Avenue S.W., Calgary, Alberta, Canada		T2P 5E9
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X ☐ ☐ ☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 19, 2007, Big Sky Energy Corporation (the “Company”) accepted the resignation of Mr. Pankaj Mittal as Chief Financial Officer.

Mr. Mittal was appointed earlier this year, however, due to ongoing commitments which have not diminished as expected, Mr. Mittal has been unable to fully take up his duties. As these circumstances are unlikely to change in the foreseeable future, Mr. Mittal and the Company have agreed to his stepping down.

In addition, the Company has now brought in additional professional resources to supplement its efforts to complete its 2006 year end and both quarters of 2007. Mr. Mittal will continue to provide services as a consultant to the Company until such time as such financial statements are completed. The Company is currently actively recruiting a replacement for Mr. Mittal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  July 19, 2007

BIG SKY ENERGY CORPORATION

By: __ /s/ Servet Harunoglu_________
Name: Servet Harunoglu
Title: Chief Executive Officer